Exhibit 10.2

EXECUTION COPY

AMENDMENT NO. 1 TO THE SECOND
AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT

The Company (as defined below) desires to approve, as of the Effective Date (as defined below) this Amendment No. 1 (this “Amendment”) to that certain Amended and Restated Securityholders Agreement of Radiation Therapy Investments, LLC (the “Company”), dated as of March 25, 2008 (as amended, modified or supplemented from time to time, the “Securityholders Agreement”).  All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Securityholders Agreement.

WHEREAS, Section 7.1 of the Securityholders Agreement provides that the Company and the Vestar Majority shall have the right to amend or modify the Securityholders Agreement.

NOW, THEREFORE, the Company agrees as follows:

1.                                       Amendments.

(a)                                  The second sentence of Section 3.3(a) of the Securityholders Agreement is hereby amended and restated in its entirety as follows (additional text is double underlined and deleted is struck through):

“Any of the Other Holders may, within fifteen (15) days of the receipt of the Sale Notice, give written notice (each, a “Tag-Along Notice”) to the Selling Vestar Holder that such Other Holder wishes to participate in such proposed Transfer upon the terms and conditions set forth in the Sale Notice, which Tag-Along Notice shall specify the Employee Securities, TCW Securities or NYLIM Securities, as the case may be, such Other Holder desires to include in such proposed Transfer; provided, however, that (1) each Other Holder shall be required, as a condition to being permitted to sell Employee Securities, TCW Securities and NYLIM Securities pursuant to this Section 3.3(a) in connection with a Transfer of Offered Securities, to elect to sell Employee Securities, TCW Securities and NYLIM Securities of the same type and class (for purpose of this Section 3.3, the Common Units shall be treated as a single class, provided that the proceeds to be received by the holders thereof shall take into account any differences in distribution rights with respect to the Class A Units, Class MEP Units, Class G Units and other Units constituting Common Units pursuant to Section 4.1 of the LLC Agreement) and in the same relative proportions (which proportions shall be determined on a unit for unit or, as the case may be, share for share basis and on the basis of aggregate liquidation value with respect to Preferred Units or Preferred Stock) as the Securities which comprise the Offered Securities, (2) no Employee Security that is subject to vesting shall be entitled to be sold pursuant to this Section 3.3(a) unless such Employee Security has fully vested; and (3) to exercise its tag-along rights hereunder, each Other Holder must agree to make to the Transferee the same representations, warranties, covenants, indemnities and agreements as the Selling Vestar Holder agrees to make in connection with the Transfer of the Offered Securities (except that in the case of representations and warranties pertaining specifically to, or covenants made specifically by, the Selling Vestar Holder, the Other Holders shall make comparable representations and warranties pertaining specifically to (and, as applicable, covenants by) themselves), and must agree to bear his or its ratable share (which may be joint and several but contribution shall be based on the proceeds received in respect of Securities that are Transferred by each holder) of all liabilities to the Transferees arising out of representations, warranties and covenants (other than those representations, warranties and covenants that pertain specifically to a given Securityholder, who shall bear all of the liability related thereto), indemnities or other agreements made in connection with the Transfer.”

(b)                                 Sections 4.1(b)(i) of the Securityholders Agreement is hereby amended and restated in its entirety as follows (additional text is double underlined and deleted is struck through):

“(i) upon the consummation of the Sale of the Company, all of the holders of a particular class or series of Securities (if any consideration is to be received by such holders) shall receive the same form and amount of consideration per share, unit or amount of Securities (for purpose of this Section 4.1, the Common Units shall be treated as a single class, provided that the proceeds to be received by the holders thereof shall take into account any differences in distribution rights with respect to the Class A Units, Class MEP Units, Class G Units and other Units constituting Common Units pursuant to Article IV of the LLC Agreement), or if any holders of a particular class or series of Securities are given an option as to the form and amount of consideration to be received, all holders of such class or series will be given the same option;”

(c)                                  The following definition contained in Section 9.1 of the Securityholders Agreement are hereby amended and restated in their entirety(additional text is double underlined and deleted is struck through):

““Common Units” means, collectively, Class A Units, Class MEP Units, Class G and any other class of Units issued by the Company as determined by the Board.”

2.                                       Effectiveness. This Amendment shall become effective upon (the “Effective Date”) its approval by the Vestar Majority Holders.  Upon the effectiveness of this Amendment, each reference in the Securityholders Agreement to “this Agreement”, “herein”, “hereof” and words of like import and each reference in the Securityholders Agreement shall mean the Securityholders Agreement as amended hereby.

3.                                       Confirmation of Securityholders Agreement.  Except as specifically set forth above, the Securityholders Agreement shall remain in full force and effect and is hereby ratified and confirmed.

4.                                       Governing Law.  THIS AMENDMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER

THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Securityholders Agreement as of the date first above written.

RADIATION THERAPY INVESTMENTS, LLC

By:	/s/ Erin Russell
Name: Erin Russell
Title: Vice President